          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            J.M. PETERS COMPANY, INC.
- -----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


- -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                           J.M. PETERS COMPANY, INC.
                               3501 JAMBOREE ROAD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                               November 15, 1994

DEAR STOCKHOLDER:

     The Board of Directors of J.M. Peters Company, Inc., a Delaware corporation (the "Company") is soliciting written consents from stockholders with respect to an Agreement and Plan of Merger (the "Agreement") which provides for the merger with and into the Company of Capital Pacific Homes, Inc., a Delaware corporation, which owns more than 80% of the issued and outstanding shares of stock of the Company.

     Following this letter is a Proxy Statement which contains information with respect to the proposed merger. We encourage you to read the Proxy Statement and the attached Agreement carefully. Only holders of record of the Company's common stock at the close of business on November 12, 1994, will be entitled to vote on the proposed Agreement.

     A written consent proxy solicited by the Board of Directors is enclosed herewith. Please mark, sign, date and return the enclosed proxy promptly. If your proxy is not returned to the Company by the close of business on December 12, 1994, it will have the same effect as a vote against the Agreement.

     Thank you for your cooperation and prompt attention to this matter.

                                          THE BOARD OF DIRECTORS OF
                                            J.M. PETERS COMPANY, INC.

                           J.M. PETERS COMPANY, INC.
                               3501 JAMBOREE ROAD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                                PROXY STATEMENT

                      FOR SOLICITATION OF WRITTEN CONSENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of J.M. Peters Company, Inc., a Delaware corporation (the "Company") of the written consent of stockholders for the purposes set forth herein.

     The Board of Directors has established November 12, 1994 as the record date for determining stockholders entitled to vote for the purposes set forth herein. At the close of business on the record date, there were outstanding and entitled to vote 14,995,000 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), with each share being entitled to one vote.

     To be effective, a proxy must be received by the Secretary of the Company by the close of business on December 12, 1994 (the "Termination Date"). Properly completed and returned proxies will be voted in the manner specified therein, and if no choice is specified the proxy will be voted to approve the proposal set forth herein. Any proxy given pursuant to this solicitation may be revoked prior to the Termination Date by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company.

     Completed proxies may be returned using the enclosed envelope addressed to the Company for which no postage is required if mailed in the United States. The principal place of business of the Company is located at 3501 Jamboree Road, Suite 200, Newport Beach, California 92660. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 15, 1994.

     Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of November 2, 1994, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director and executive officer of the Company who owned shares on such date, and by all directors and officers of the Company as a group.

                                                                                    PERCENT
                                                        COMMON STOCK               OF CLASS
                     NAME AND ADDRESS               BENEFICIALLY OWNED(1)             (1)
        ------------------------------------------  ---------------------         -----------
        Capital Pacific Homes, Inc.                       12,000,000                 80.0%
          3501 Jamboree Road, Suite 200,
          Newport Beach, California 92660
                                      ------------------------
             Hadi Makarechian                              9,946,800(2)          66.3%
               3501 Jamboree Road, Suite 200,
               Newport Beach, California 92660
             Dale Dowers                                   2,053,200(3)          13.7%
               3501 Jamboree Road, Suite 200,
               Newport Beach, California 92660


                                      ------------------------
        Roger Nix                                          1,015,000                  6.8%
          3501 Jamboree Road, Suite 200,
          Newport Beach, California 92660
        Robert J. Trapp                                       10,000                  0.1%
          3501 Jamboree Road, Suite 200,
          Newport Beach, California 92660
        Marquis L. Cummings                                      100                    --
          3501 Jamboree Road, Suite 200,
          Newport Beach, California 92660
        All Directors and Officers of the Company
          as a Group (13 persons)                         12,010,100                 80.1%


- ---------------

(1) Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other options or rights to subscribe have been exercised by anyone else.


(2) Includes 9,946,800 shares of Common Stock held by Capital Pacific Homes, Inc. ("CPH"), in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH. Mr. Makarechian and Mr. Dowers as a group could be deemed beneficial owners of 12,000,000 shares of stock in the Company.



(3) Includes 2,053,200 shares of Common Stock held by CPH, in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his ownership interest in CPH. Mr. Dowers and Mr. Makarechian as a group could be deemed beneficial owners of 12,000,000 shares of stock in the Company.


                                PROPOSED MERGER

     Capital Pacific Homes, Inc., a Delaware corporation ("CPH") presently owns 12,000,000 shares (the "Shares") of Common Stock, representing more than 80% of the issued and outstanding shares of Common Stock. The Board of Directors has proposed that the stockholders of the Company approve, by written consent in lieu of a stockholders' meeting, the merger of CPH into the Company (the "Merger") pursuant to the Agreement and Plan of Merger attached as Exhibit A hereto (the "Agreement"). The Board of Directors unanimously approved the Agreement on November 2, 1994.

     The principal purposes of the Merger are to consolidate management, operations, and the public image of CPH and the Company, to reduce administrative burdens and to facilitate future equity investment in the Company. The Merger will also satisfy a condition of the Indenture, dated May 13, 1994, among the Company, United States Trust Company of New York, and certain others, with respect to the Company's recent $100 million bond offering, requiring the Company to affect the Merger. The general nature of the business historically conducted by CPH is substantially similar to that conducted by the Company.

     Pursuant to the Agreement, on the effective date of the Merger, CPH will cease to exist and the Company will continue to operate the business of CPH under the name J.M. Peters Company, Inc. At such time, the Shares will be cancelled and all of the issued and outstanding shares of stock of CPH will be converted into 12,000,000 shares of stock of the Company. Each share of stock of JMP issued and outstanding other than those held by CPH will remain issued and outstanding in the Merger.

     Pursuant to the Delaware General Corporation Law, upon the Merger becoming effective, the Company will possess all property, rights, privileges, powers and franchises of CPH and will assume all debts, liabilities, restrictions, disabilities and duties of CPH. A condition to the consummation of the Merger is that, upon such consummation, CPH have no assets other than shares of stock of the Company, have no liabilities and have conducted no material active business operations for a period of at least one year. Prior to consummation of the Merger, CPH is to deliver to the Company a certificate confirming satisfaction of such condition. However, if any unknown CPH liabilities exist, the Company will assume such liabilities in the Merger.

     The Merger will not result in any change in the Certificate of Incorporation, Bylaws, Board of Directors, officers or fiscal year of the Company or the location of the Company's principal facilities. Pursuant to the Agreement, the Merger may be abandoned and the Agreement terminated by the Boards of Directors of the Company and CPH at any time prior to the effective date thereof, whether or not stockholder approval has been obtained.

     Hadi Makarechian and Dale Dowers, who are directors and officers of the Company, are also directors and the sole officers of CPH, and as of the date of this Proxy Statement own all of the issued and outstanding shares of stock of CPH. The shareholders of CPH may change between the date of this Proxy Statement and the consummation of the Merger.

     The Merger is intended to qualify as tax-free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly, it is expected that under present federal income tax laws, no gain or loss will be recognized by the Company or the holders of Common Stock of the Company (based upon statutory dissenters' rights not being available). The Company has not secured, nor does it intend to secure, any ruling from the Internal Revenue Service on the nontaxable nature of the transaction.

     The holders of Common Stock of the Company do not have appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Merger because such shares are listed on a national securities exchange. Stockholders may, however, vote against the Merger in the manner set forth in the last paragraph of this Proxy Statement.

     The Company has obtained the consent of the American Stock Exchange to solicit written stockholder consents with respect to the Agreement. The American Stock Exchange requires that if a contest develops or a controversy arises after this Proxy Statement is mailed to stockholders, the Company must terminate its solicitation and convene a meeting of stockholders with a formal proxy solicitation. If no such contest or controversy develops before the Termination Date, then the Company will determine, as of the Termination Date, whether the Company has received consents representing a sufficient number of votes to approve the Agreement.

     To be adopted, the Agreement must be approved by an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Pursuant to Section 228 of the Delaware General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if written consents setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. CPH has advised the Company that it intends to vote to approve the Agreement. CPH holds more than the number of votes required to approve the Agreement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AGREEMENT. PROPERLY COMPLETED AND RETURNED PROXIES WILL BE VOTED IN THE MANNER SPECIFIED THEREIN, AND IF NO CHOICE IS SPECIFIED THE PROXY WILL BE VOTED TO APPROVE THE AGREEMENT. TO VOTE AGAINST THE AGREEMENT, A STOCKHOLDER MAY MARK THE PROXY TO VOTE AGAINST AGREEMENT OR MAY FAIL TO RETURN THE PROXY. THE EFFECT OF A FAILURE TO RETURN THE PROXY PRIOR TO THE TERMINATION DATE IS THE SAME AS A VOTE AGAINST THE AGREEMENT.

                                          By Order of the Board of Directors,


November 15, 1994                         GREGORY R. PETERSEN

                                          Secretary

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made this      day
of November, 1994 between Capital Pacific Homes, Inc., a Delaware corporation ("CPH") and J.M. Peters Company, Inc., a Delaware corporation ("JMP").

     This Agreement contemplates the merger of CPH with and into JMP pursuant to
Section 251 of the Delaware General Corporation Law on a tax-free basis pursuant to Section 368(a)(1)(A) of the Internal Revenue Code. The CPH shareholders will receive stock in JMP in exchange for their stock in CPH. The parties expect that the merger will further their business objectives, including without limitation consolidating management, operations and public image, reducing administrative burdens and facilitating equity investment. The respective Boards of Directors of JMP and CPH have approved this Agreement and directed that this Agreement be submitted to votes by written consent of the respective shareholders of JMP and CPH. CPH owns 12,000,000 shares of common stock of JMP, representing more than 80% of the issued and outstanding shares of stock of JMP.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. Merger. On and subject to the terms and conditions of this Agreement, pursuant to Section 251 of the Delaware General Corporation Law, CPH shall be merged with and into JMP, with JMP surviving the merger (the "Merger").

          2. Effective Time. The Merger shall become effective at the time JMP and CPH file this Agreement with the Secretary of State of Delaware (the "Effective Time").


          3. Restated Certificate of Incorporation. The Restated Certificate of Incorporation and Bylaws, as amended, of JMP in effect at and as of the Effective Time shall remain the Restated Certificate of Incorporation and Bylaws of JMP as the surviving corporation without any modification or amendment in the Merger. The directors and officers of JMP at and as of the Effective Time shall remain the officers and directors of JMP as the surviving corporation (retaining their respective positions and terms of office).


          4. Conversion of CPH Shares. At and as of the Effective Time, (i) all of the then issued and outstanding shares of stock of CPH (the "CPH Shares") shall be converted into 12,000,000 shares of stock of JMP by converting each share of CPH stock then outstanding into a number of shares of stock of JMP equal to 12,000,000 divided by the number of CPH Shares and
     (ii) each share of stock of JMP then held by CPH shall be cancelled. After the Effective Time (i) no share of CPH stock shall be deemed outstanding or to have any rights other than as set forth in this Section and (ii) no share of JMP stock held by CPH at and as of the Effective Time shall be deemed outstanding or to have any rights. Each share of stock of JMP issued and outstanding at and as of the Effective Time other than those held by CPH will remain issued and outstanding. Immediately after the Effective Time, JMP will furnish to each shareholder of CPH a stock certificate representing the number of shares of common stock of JMP to which such shareholder is entitled hereunder, against surrender by each such shareholder of a stock certificate representing the shares of CPH stock held by such shareholder at and as of the Effective Time.

          5. Succession. The Merger shall have the effect set forth in the Delaware General Corporation Law, including without limitation, the following:

             (a) JMP shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of CPH;

             (b) all of the rights, privileges, powers and franchises of CPH, and all property, real, personal and mixed, and all debts due to CPH, on whatever account, shall be vested in JMP;

             (c) all property, rights, privileges, powers and franchises and all and every other interest of CPH shall be thereafter as effectually the property of JMP as they were of CPH, and the title to any real estate vested by deed or otherwise in CPH shall not revert or be in any way impaired; and


             (d) all rights of creditors and all liens upon any property of CPH shall be preserved unimpaired, and all debts, liabilities and duties of CPH shall thenceforth attach to JMP, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.


          6. Conditions. Consummation of the Merger is subject to the satisfaction of the following conditions:

             (a) this Agreement shall have been approved by the written consent of the holders of a majority of the issued and outstanding shares of common stock of JMP entitled to vote thereon;

             (b) this Agreement shall have been approved by the unanimous written consent of the shareholders of CPH;

             (c) all authorizations, consents, filings, waivers, approvals or other action required by law, by agreement of CPH or otherwise, in connection with the execution, delivery and performance of this Agreement, shall have been duly made or obtained and shall be in form and substance satisfactory to CPH;

             (d) all authorizations, consents, filings, waivers, approvals or other action required by law, by agreement of JMP or otherwise, in connection with the execution, delivery and performance of this Agreement, shall have been duly made or obtained and shall be in form and substance satisfactory to JMP; and

             (e) at and as of the Effective Time, CPH shall have no assets other than shares of stock of JMP, shall have no liabilities and shall have conducted no material active business operations for a period of at least one year, and CPH shall deliver to JMP a certificate, duly executed by an officer of CPH, confirming satisfaction of such condition.

          7. Further Assurances. At any time after the Effective Time, JMP as the surviving corporation may take any action (including executing and delivering any document) in the name and on behalf of JMP or CPH in order to carry out and effectuate the transactions contemplated by this Agreement, and the officers and directors of JMP are hereby authorized in the name and on behalf of CPH to take any and all such action and to execute and deliver any and all such documents.

          8. Amendment. This Agreement may be amended by the Boards of Directors of JMP and CPH and the Shareholders prior to the Effective Time in any manner not prohibited by Section 251 of the Delaware General Corporation Law.

          9. Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Boards of Directors of JMP and CPH, notwithstanding approval of this Agreement by the shareholders of JMP and CPH.

          10. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

          11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ATTEST:

By:
    Dale Dowers
    President

ATTEST:

By:
    Dale Dowers
    President

CAPITAL PACIFIC HOMES, INC.


By:
    Hadi Makarechian
    Chairman of the Board

J.M. PETERS COMPANY, INC.

By:
    Hadi Makarechian
    Chairman of the Board

                           J.M. PETERS COMPANY, INC.
                             WRITTEN CONSENT PROXY

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF J.M. PETERS COMPANY, INC.

     The undersigned hereby votes as follows with respect to the Agreement and Plan of Merger between J.M. Peters Company, Inc., a Delaware corporation and Capital Pacific Homes, Inc., a Delaware corporation attached as Exhibit A to the accompanying Proxy Statement:
            APPROVE the Agreement
            DISAPPROVE the Agreement
            ABSTAIN from voting with respect to the Agreement

     IF THIS PROXY CARD IS SIGNED AND RETURNED TO THE COMPANY BUT NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED TO APPROVE THE AGREEMENT.

     IF THIS PROXY CARD IS NOT RETURNED TO THE COMPANY, THE EFFECT WILL BE THE SAME AS THAT OF A VOTE AGAINST THE AGREEMENT.

                                             DATED:                       , 1994

                                                  Signature of Stockholder

                                                  Signature of Stockholder

                                             IMPORTANT: Please sign this proxy
                                             card exactly as your name or names
                                             appear hereon. If shares are held
                                             by more than one owner, each must
                                             sign. Executors, administrators,
                                             trustees, guardians, and others
                                             signing in a representative
                                             capacity should give their full
                                             titles.

                                               BE SURE TO DATE THIS PROXY CARD